Exhibit 99.1

Inspire Medical Systems, Inc. Announces Preliminary Results
for the Fourth Quarter and Full Year 2023 and Provides Initial 2024 Guidance

MINNEAPOLIS, Minnesota - January 8, 2024 - Inspire Medical Systems, Inc. (NYSE: INSP) (Inspire), a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea, today announced certain preliminary, unaudited results for the fourth quarter and full year ended December 31, 2023, and provided its initial full year 2024 guidance.

Preliminary, Unaudited Fourth Quarter and Full Year 2023 Revenue and Recent Business Highlights

•Revenue for the fourth quarter of 2023 is anticipated to be in the range of $192.3 million to $192.5 million, an approximately 40% increase over the same quarter of 2022
•Revenue for full year 2023 is anticipated to be in the range of $624.6 million to $624.8 million, an approximately 53% increase over full year 2022
•Activated 78 new centers in the U.S. in the fourth quarter of 2023, bringing the total to 1,180 U.S. medical centers implanting Inspire therapy
•Created 13 new sales territories in the U.S. in the fourth quarter of 2023, bringing the total to 287 U.S. sales territories
•Published 2023 Environmental, Social, and Governance (ESG) Report

Initial Full Year 2024 Revenue Guidance

•Revenue for full year 2024 is anticipated to be in the range of $775 million to $785 million, a 24% to 26% increase over full year 2023

“We are very pleased with our strong preliminary revenue performance in the fourth quarter as the team executed exceptionally well and finished the year with significant momentum,” said Tim Herbert, President and Chief Executive Officer of Inspire Medical Systems. “Throughout 2023, we demonstrated improved operating leverage as our sales growth outpaced operating expenses. As a result, we expect to announce a profitable fourth quarter when we report our full financial results, currently planned for February 6, 2024.”

The preliminary, unaudited revenue results described in this press release are estimates only and are subject to revision until Inspire reports its full financial results for 2023 in its Annual Report on Form 10-K.

Inspire previously announced its participation in the 41st Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco, CA, including a formal company presentation at 7:30 a.m. P.T. on Monday, January 8, 2024.

About Inspire Medical Systems

Inspire is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding our preliminary, unaudited fourth quarter and full year results, and our expectations regarding full year 2024 financial outlook. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, estimates regarding the annual total addressable market for our Inspire therapy in the U.S. and our market opportunity outside the U.S.; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; commercial success and market acceptance of our Inspire therapy; the impact of the ongoing and global COVID-19 pandemic; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies and technologies in our industry; our ability to enhance our Inspire system, expand our indications and develop and commercialize additional products; our business model and strategic plans for our products, technologies and business, including our implementation thereof; our ability to accurately forecast customer demand for our Inspire system and manage our inventory; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to increase the number of active medical centers implanting Inspire therapy; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; risks related to information technology and cybersecurity; risk of damage to or interruptions at our facilities; our ability to commercialize or obtain regulatory approvals for our Inspire therapy and system, or the effect of delays in commercializing or obtaining regulatory approvals; FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets; and the timing or likelihood of regulatory filings and approvals. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor & Media Contact

Ezgi Yagci
Vice President, Investor Relations
ezgiyagci@inspiresleep.com
617-549-2443